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                                                                   EXHIBIT 21.1

                             List of Subsidiaries

                NAME                            JURISDICTION OF ORGANIZATION
                ----                            ----------------------------
1.   BAS Technicol, Ltd                               United Kingdom
2.   IMI Acquisition Corporation                      Indiana